Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Trinity Biotech plc
We have issued our reports dated April 14, 2011, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Trinity Biotech plc on Form 20-F for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said reports in the following Registration Statements of Trinity Biotech plc:

	File	Effective
Form Type	Number	Date
Form S-8	33-76384	3/14/1994
Form S-8	333-5532	9/9/1996
Form S-8	333-220	1/10/1996
Form S-8	333-7762	10/10/1997
Form S-8	333-124384	4/28/2005
Form S-8	333-166590	5/6/2010
Grant Thornton
Dublin, Ireland
April 14, 2011